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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement.
[ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY
     RULE 14a-6(e)(2)).
[ ]  Definitive Proxy Statement.
[X]  Definitive Additional Materials.
[ ]  Soliciting Material Pursuant to Section 240.14A-11(c) or Section 240.14a-12

                  NUVEEN EQUITY PREMIUM OPPORTUNITY FUND (JSN)
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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[ ]  Fee paid previously with preliminary materials.

[ ]  Check box if any part of the fee is offset as provided by Exchange Act
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     paid previously. Identify the previous filing by registration statement
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                                IMPORTANT NOTICE
                          TO NUVEEN FUND SHAREHOLDERS
                                 * MARCH 2006 *

To date, we have not received your vote on the proposals to be presented at the March 29, 2006 shareholder meeting. The following is a re-print of the brief overview of the issues which was previously sent to you. It should be read in conjunction with your Fund's proxy statement which was mailed to you earlier. If you would like another copy of the proxy statement, please call us at (800) 257-8787 weekdays from 8:00 a.m. to 6:00 p.m. Central Time.

Your vote is important to your Fund. We encourage all shareholders to participate in the governance of their Fund.

                          YOUR VOTE IS VERY IMPORTANT.

If you have not already done so, please fill out and return the enclosed proxy card in a timely fashion. Thank you for your support of the Nuveen family of Closed-End Exchange-Traded Funds.

Q.   WHY AM I RECEIVING THIS PROXY STATEMENT?

A. You are receiving this Proxy Statement for two reasons. First, you are being asked to elect members to the Board of Trustees of your Fund. In addition, you are being asked to approve a new investment sub-advisory agreement for your Fund between Nuveen Asset Management ("NAM" or the "Adviser") and Gateway Investment Advisers, L.P. ("Gateway").

     The enclosed Proxy Statement gives you additional information on the Trustees standing for election and the proposed new investment sub-advisory agreement, as well as certain other matters. Please refer to the Proxy Statement for a detailed explanation of the proposals on which you are being asked to vote.

Q.   WHY IS A VOTE ON THE PROPOSED NEW INVESTMENT SUB-ADVISORY AGREEMENT
     REQUIRED?

A. Gateway has served as your Fund's investment sub-adviser since the Fund's inception. Gateway Investment Advisers, Inc. (the "General Partner") serves as the general partner of, and thus controls Gateway. The General Partner is owned by Walter G. Sall and J. Patrick Rogers. Mr. Sall founded Gateway in 1977 and serves as its Chairman. Mr. Rogers is Gateway's President and Chief Executive Officer. As part of a plan of succession, Mr. Rogers had an option to purchase a sufficient quantity of Mr. Sall's stock in the General Partner such that, upon the exercise of the option, Mr. Rogers would own a majority interest in the General Partner and would thus assume control of Gateway. Mr. Rogers exercised the option on January 1, 2006 (the "Exercise").

     The sub-advisory agreement between NAM and Gateway in effect prior to the date of the Exercise ("original sub-advisory agreement") provided for the automatic termination of the agreement upon its "assignment," as that term is defined in the Investment Company Act of 1940, as amended ("1940 Act"). Under the 1940 Act, a change in control of an investment company's sub-adviser is deemed to cause an "assignment" of a sub-advisory agreement. The Exercise caused a change in control of Gateway and, accordingly, was deemed to have caused an "assignment" of the original sub-advisory agreement. As a result, the original sub-advisory agreement was automatically terminated as of the date of the Exercise. Gateway currently serves as sub-adviser to your Fund pursuant to an interim sub-advisory agreement approved by the Board of Trustees at a meeting held in November 2005. The interim sub-advisory agreement lasts until the new sub-advisory agreement is approved by shareholders, but in no case for a period longer than 150 days. Therefore, shareholder approval of the new investment sub-advisory agreement is required in order to permit Gateway to serve as investment sub-adviser to your Fund on more than an interim basis.

Q. WHAT WILL HAPPEN IF SHAREHOLDERS DO NOT APPROVE THE NEW INVESTMENT SUB-ADVISORY AGREEMENT?

A. If the new investment sub-advisory agreement is not approved, your Fund's Board will take such actions as it deems to be in the best interests of your Fund. This is discussed in more detail in the Proxy Statement.

Q.   HOW HAS THE EXERCISE AFFECTED ME AS A FUND SHAREHOLDER?

A. Your investment in your Fund has not changed as a result of the Exercise. You still own the same shares in the Fund, and the value of your investment did not change as a result of the Exercise. The new investment sub-advisory agreement, if approved by shareholders, will still be with Gateway and the terms of the new investment sub-advisory
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     agreement are substantially identical to the terms of the original investment sub-advisory agreement. In addition, the portfolio managers of your Fund will not change as a result of the new investment sub-advisory agreement.

Q. WILL THE SUB-ADVISORY FEE RATES BE THE SAME UPON THE APPROVAL OF THE NEW INVESTMENT SUB-ADVISORY AGREEMENT?

A.   Yes, the sub-advisory fee rates will remain the same.

Q. HOW DO THE BOARD MEMBERS SUGGEST THAT I VOTE IN CONNECTION WITH THE NEW INVESTMENT SUB-ADVISORY AGREEMENT?

A. After careful consideration, the Board of your Fund unanimously recommends that you vote "FOR" the approval of the new investment sub-advisory agreement.

Q. HOW DO THE BOARD MEMBERS SUGGEST THAT I VOTE IN CONNECTION WITH THE ELECTION OF TRUSTEES?

A. After careful consideration, the Board of your Fund unanimously recommends that you vote "FOR" the nominees for the Board.

Q.   WILL MY VOTE MAKE A DIFFERENCE?

A. Your vote is needed to ensure that Gateway can continue to serve as your fund's sub-adviser and so that the proposals can be acted upon. Additionally, your immediate response will help save on the costs of any future solicitations for these shareholder votes. We encourage all shareholders to participate in the governance of their Fund.

Q.   WHO DO I CALL IF I HAVE QUESTIONS?

A. If you need any assistance, or have any questions regarding the proposals or how to vote your shares, please call your financial advisor. Alternatively, you may call Nuveen at (800) 257-8787 weekdays from 8:00 a.m. to 6:00 p.m. Central time.

Q.   HOW DO I VOTE MY SHARES?

A. You can vote your shares by completing and signing the enclosed proxy card, and mailing it in the enclosed postage-paid envelope. Alternatively, you may vote by telephone by calling the toll-free number on the proxy card or by computer by going to the Internet address provided on the proxy card and following the instructions, using your proxy card as a guide.

Q.   WILL ANYONE CONTACT ME?

A. You may receive a call to verify that you received your proxy materials, to answer any questions you may have about the proposals and to encourage you to vote.